Exhibit 4.15

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE	PAGE OF PAGES
		1	2
2. AMENDMENT/MODIFICATION NO.		3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)
0003		10/13/2016
6. ISSUED BY	CODE	ASPR-BARDA	7. ADMINISTERED BY (If other than Item 6)	CODE	ASPR-BARDA01

ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201			ASPR-BARDA 330 Independence Ave, SW, Rm G644 Washington DC 20201

8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)		(x)	9A. AMENDMENT OF SOLICITATION NO.

MEDIWOUND LTD 1477616			9B. DATED (SEE ITEM 11)
MEDIWOUND LTD 42 HAYARKON
42 HAYARKON YAVNE 00812		x	10A. MODIFICATION OF CONTRACT/ORDER NO. HHSO100201500035C

10B. DATED (SEE ITEM 13)
CODE 1477616	FACILITY CODE		09/29/2015
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐
The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers               ☐ is  extended          ☐ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following  methods: (a) By completing Items 8 and 15, and returning                    copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) See Schedule
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

X	D. OTHER (Specify type of modification and authority) Bilateral Modification by mutual agreement of the parties
E. IMPORTANT: Contractor ☐ is not ☒ is required to sign this document and return 1 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCFsectionheadings, including solicitation/contract subject matter where feasible.)
Tax ID Number:           C0-0000387
DUNS Number:           532040334
PURPOSE: this modification is to adjust the Statement of Work. Please see description attached.

This does not change any amounts obligated in the base contract.

Funds Obligated Prior to this Modification           $40,430,469.00
Funds Obligated with mod     #03     $ 0.00
Total Funds Obligated to Date                                $40,430,469.00

Continued . . .

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print)		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)

MATTHEW A. ROSE

15B. CONTRACTOR/OFFEROR MediWound Ltd.	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED
	1/29/2017		01/29/2017
(Signature of person authorized to sign)		(Signature of Contracting Officer)
NSN 7540-01-152-8070 Previous edition unusable	STANDARD FORM 30 (REV. 10-83) Prescribed by GSA FAR (48 CFR) 53.243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED	PAGE OF
	HHSO100201500035C/0003	2	2
NAME OF OFFEROR OR CONTRACTOR
MEDIWOUND LTD 1477616
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)

Expiration date: September 28, 2020 (Unchanged)

Except as provided herein, all terms and conditions of the contract remains unchanged Period of Performance: 09/29/2015 to 09/28/2020

NSN 7540-01-152-8067	OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53.110

HHSO100201500035C
MOD 3

Modify Statement of Work Section J 1.6.4 of the contract by replacement with the following language:

1.6.4	Agriculture Raw Material Studies (WBS 1.6.4)

WBS# and Title	Milestone	Deliverables
1.6.4 Agriculture Raw Material Studies	[ * * * ]	Reports submitted to BARDA CO/PO.

1.6.4.1	[ * * * ] (WBS 1.6.4.1)

Objective/Description of Work: [ * * * ]

Milestones:

[ * * * ] (WBS 1.6.4.1).

Deliverables:

-	Study protocols will be provided to BARDA for review and approval.

-	Final study report submitted to BARDA (WBS 1.6.4.1).

1.6.4.2	[ * * * ] (WBS 1.6.4.2)

Objective/Description of Work:  [ * * * ]

Milestones:

Study and analysis completion (WBS 1.6.4.2).

Deliverables:

-	Study protocols will be provided to BARDA for review and approval.

-	Final study report submitted to BARDA (WBS 1.6.4.2).

1.6.4.3	[ * * * ]

Objective/Description of Work: [ * * * ]

Milestones/Deliverables:

[ * * * ]

1.6.4.4	[ * * * ]

Objective/Description of Work: [ * * * ]

Milestones/Deliverables:

 [ * * * ]

1.6.4.5	[ * * * ]

[ * * * ] Portions of this agreement were omitted and a complete copy of this agreement has been provided separately to the Securities and Exchange Commission pursuant to MediWound’s application requesting confidential treatment under Exchange Act Rule 24b-2.

Objective/Description of Work: [ * * * ]

Milestones/Deliverables:

•	[ * * * ]

•	Study report submitted to BARDA.

1.6.4.6	cGMP Inspection at [ * * * ]

Objective/Description of Work: [ * * * ]

Milestones/Deliverables:

[ * * * ]

Except as provided, all other terms and conditions remain unchanged.

(End of Changes)

[ * * * ] Portions of this agreement were omitted and a complete copy of this agreement has been provided separately to the Securities and Exchange Commission pursuant to MediWound’s application requesting confidential treatment under Exchange Act Rule 24b-2.